As filed with the Securities and Exchange Commission on November 19, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APPLIED DIGITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	95-4863690
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3811 Turtle Creek Boulevard, Suite 2100 Dallas, TX	75219
(Address of Principal Executive Offices)	(Zip Code)

Applied Digital Corporation

2024 Omnibus Equity Incentive Plan

(Full title of the plan)

Wesley Cummins

Chief Executive Officer

Applied Digital Corporation

3811 Turtle Creek Boulevard, Suite 2100

Dallas, Texas 75219

(Name and address of agent for service)

Tel: 214-427-1704

(Telephone number, including area code, of agent for service)

With a copy to:

Steven E. Siesser, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Tel: (212) 204-8688

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INTRODUCTION

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Applied Digital Corporation, a Nevada corporation (the “Company”) for the purpose of registering 15,000,000 additional shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), under the Applied Digital Corporation 2024 Omnibus Equity Incentive Plan, as amended (the “Plan”). On November 5, 2025, at the Company’s annual meeting of stockholders, the Company’s stockholders approved an amendment to the Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 15,000,000 shares.

The 15,000,000 shares of Common Stock being registered pursuant to this Registration Statement are in addition to the 12,000,000 shares of Common Stock registered on the Company’s Form S-8 filed on November 26, 2024 (Registration No. 333-283480) (the “Prior Registration Statement”), comprised of (i) 10,000,000 shares of the Common Stock issuable pursuant to the Plan and (ii) 2,000,000 shares of the Common Stock that may be issued pursuant to the Plan as a result of the share “recycling” provisions under the Plan.

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of additional securities. Pursuant to Instruction R of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is omitted from this Registration Statement and will be sent or given to employees in accordance with the provisions of Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and deemed to be a part hereof:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2025, filed with the Commission on July 30, 2025;

(b)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2025, filed with the Commission on October 9, 2025;

(c)	The Company’s Current Reports on Form 8-K filed with the SEC on June 2, 2025, June 20, 2025, August 15, 2025, August 29, 2025, September 12, 2025, September 26, 2025, October 9, 2025, October 17, 2025, October 21, 2025, November 6, 2025, November 10, 2025, November 12, 2025 and November 14, 2025 and our Current Reports on Form 8-K/A filed with the SEC on September 3, 2025 (other than any portions thereof deemed furnished and not filed);

(d)	The Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on September 22, 2025; and

(e)	The description of our common stock, par value $0.001 per share, in our Registration Statement on Form 8-A, filed with the Commission on April 11, 2022, including any amendment or reports filed for the purpose of updating such description, including the Description of Capital Stock filed as Exhibit 4.14 to our Annual Report on Form 10-K for the year ended May 31, 2025, as filed with the Commission on July 30, 2025.

All documents, reports and definitive proxy or information statements filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description
5.1*	Opinion of Snell & Wilmer L.L.P.
10.1	Applied Digital Corporation 2024 Omnibus Equity Incentive Plan (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on November 21, 2024).
10.2	Amendment No. 1 to Applied Digital Corporation 2024 Omnibus Equity Incentive Plan (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 6, 2025)
23.1*	Consent of Independent Registered Public Accounting Firm (Marcum LLP).
23.2*	Consent of Independent Registered Public Accounting Firm (CBIZ CPAs P.C.).
23.2*	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on the 19th day of November, 2025.

APPLIED DIGITAL CORPORATION

By:	/s/ Wes Cummins
Name:	Wes Cummins
Title:	Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of Applied Digital Corporation, a Nevada corporation (the “Company”), and the undersigned Directors and Officers of the Company hereby constitute and appoint Wes Cummins and Saidal L. Mohmand as the Company’s or such Director’s or Officer’s true and lawful attorneys-in-fact and agents, for the Company or such Director or Officer and in the Company’s or such Director’s or Officer’s name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments to this Registration Statement, and to file each such amendment to this Registration Statement, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Company or such Director or Officer might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Wes Cummins	Chief Executive Officer and Chairman	November 19, 2025
Wes Cummins	(Principal Executive Officer)

/s/ Saidal L. Mohmand	Chief Financial Officer	November 19, 2025
Saidal L. Mohmand	(Principal Financial Officer and Principal Accounting Officer)

/s/ Chuck Hastings	Director	November 19, 2025
Chuck Hastings

/s/ Douglas Miller	Director	November 19, 2025
Douglas Miller

/s/ Richard Nottenburg	Director	November 19, 2025
Richard Nottenburg

/s/ Rachel Lee	Director	November 19, 2025
Rachel Lee

/s/ Ella Benson	Director	November 19, 2025
Ella Benson